                                                                   Exhibit 10.59

               IRREVOCABLE OFFER TO SUBSCRIBE AND PURCHASE SHARES

THIS IRREVOCABLE OFFER TO SUBSCRIBE AND PURCHASE SHARES (the "Offer") is made in Warsaw, Poland, this 1ST day of July, 1999, by:

BRE BANK S.A., a company duly organized under the laws of the Republic of Poland, having its seat in Warsaw, Poland, duly represented by Mr. M. Groszek ("BRE");

for the exclusive benefit of:

NETIA HOLDINGS S.A., a company duly organized under the laws of the Republic of Poland, having its seat in Warsaw, Poland, duly represented by Meir Srebernik, as President of the Management Board ("Netia" or "Company").

BRE and Netia shall collectively be referred to herein as the "Parties".

                                    RECITALS

WHEREAS, Netia is seeking to raise new capital through the issuance of 5,500,000 (five million five hundred thousand) series [ ] shares exchangeable into American Depositary Shares (the "New Shares") to be listed on the National Association of Securities Dealers Automated Quotations (NASDAQ) as part of an initial public offering in the United States and other international markets (the "Offering");

WHEREAS, BRE desires to subscribe for a portion of the New Shares as part of the Offering in accordance with the terms and conditions described herein;

WHEREAS, BRE desires to purchase a portion of the Company's shares from the existing shareholders of the Company in accordance with the terms and conditions described herein;


NOW, THEREFORE, BRE IRREVOCABLY COMMITS AS FOLLOWS:

                                    ARTICLE I
                              OFFER AND ACCEPTANCE

1.1 OFFER. BRE hereby grants to the Company the irrevocable offer on the terms and conditions set forth herein (i) to subscribe for a portion (not less than 384,615 and not more than 454,545) of the New Shares of the Company as part of the Offering at a price per share to be set in the Offering (the "Price Per Share") and (ii) to purchase from a third party or parties (the "Selling Shareholders") designated to BRE in writing by the Company a portion (not less than 384,615 and not more than 454,545) of the existing shares of the Company at the Price Per Share on the terms and conditions set forth herein (the "Offer");

1.2      ACCEPTANCE OF OFFER.

         (i) The Company shall accept the Offer by delivering an executed acceptance letter in the form attached as Schedule 1 hereto (the "Acceptance Letter"), but only provided that all of the conditions precedent listed in Section 1.4 hereof (the "Conditions Precedent") have been satisfied. The delivery of the Acceptance Letter, the issuance of the New Shares to BRE and the transfer of the shares by the Selling Shareholders to BRE shall hereinafter be referred to as the "Closing"; the date of the Closing shall hereinafter be referred to as the "Closing Date".

         (ii) The Company may partially accept the Offer with respect to the subscription by BRE for the New Shares only, however, the Company hereby covenants to BRE that it shall exercise its reasonable commercial efforts to cause the Selling Shareholders to sell the portion of the existing Company shares to BRE, on the terms and conditions set forth in this Offer.

1.3 PURCHASE PRICE. In the event of acceptance of the Offer by the Company, BRE shall (i) subscribe for the New Shares in the amount of USD 10,000,000.00 (Ten Million American Dollars) (the "Aggregate Subscription Price") and (ii) purchase shares of the Company from the Selling Shareholders in the amount of USD 10,000,000.00 (Ten Million American Dollars) (the "Aggregate Purchase Price") for the shares. The payment of the Aggregate Subscription Price and the Aggregate Purchase Price shall both be made by a banker's draft/check, or by bank transfer to the bank accounts designated by the Company and the Selling Shareholders, respectively, free of any setoffs, withholdings or any taxes of any nature whatsoever.

1.4 CONDITIONS PRECEDENT. This Offer shall be valid subject to the satisfaction of all of the following conditions precedent:

         (i) the Price Per Share shall not be less than USD 22.00 and not more than USD 26.00;

         (ii) Telia AB (publ.), Trefoil Capital Investors, L.P., Shamrock Holdings, Inc. and Dankner Investments Ltd., as shareholders of the Company, shall enter into a voting agreement with BRE (the "Voting Agreement") whereby such shareholders shall agree to (i) vote or cause to be voted all of their shares in the Company in favor of appointing a member proposed by BRE (the "BRE Member") to the Supervisory Board of the Company, and
                  (ii) call a General Shareholders Meeting of the Company as soon as practicable following the execution of the Voting Agreement at which meeting the shareholders shall pass a resolution amending the Company statute to increase the membership of the Company's Supervisory Board from eleven to twelve members; and

         (iii) BRE shall deliver to the Company and the underwriter in the Offering an executed lock-up letter (the "Lock-up Letter"), substantially in the form of Schedule 2 attached hereto;
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                                   ARTICLE II
                                   TERMINATION

2.1 This Offer shall automatically expire 100 days from the date of execution of this Offer (the "Termination Date"), in the event that the Closing Date does not occur before such Termination Date, PROVIDED that the Company and BRE may mutually agree in writing to extend the Termination Date. In the event that the Termination Date is so extended, such new termination date shall become the Termination Date for the purposes of this Offer.

                                   ARTICLE III
                                  MISCELLANEOUS

3.1 ARBITRATION. To the fullest extent, if any, permitted by applicable law, any dispute, controversy or claim arising out of, or relating to this Offer, or the breach, termination, or invalidity thereof, shall be settled by the Arbitration Court at the National Chamber of Commerce in Warsaw (KRAJOWA IZBA GOSPODARCZA). The place of arbitration shall be Warsaw, and the language to be used in the arbitral proceedings shall be English.

3.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered personally, sent by registered or certified mail (postage prepaid, return receipt requested) or by a recognized overnight delivery service to the Parties at the following addresses:

         IF TO COMPANY:

         Netia Holdings S.A.
         Ul. Poleczki 13
         02-822 Warszawa
         Attention: Meir Srebernik

         With copy to:

         Weil, Gotshal & Manges
         ul. Emilii Plater 53
         00-113 Warsaw
         Attention: Pawel Rymarz

         IF TO BRE:

         BRE BANK S.A.
         Ul. Senatorska 18
         P.O. Box 728
         00-950 Warszawa
         Attention: Wojciech Kostrzewa
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         With copy to:

         Domanski Szubielska i Wspolnicy
         ul. Emilii Plater 53
         00-113 Warsaw
         Attention:  Marcin Krakowiak


         or at such other addresses as shall be furnished by the Parties by like notice. A notice or communication shall be deemed to have been given or made (i) upon delivery of such by overnight courier, or (ii) on the seventh business day after being otherwise mailed in accordance with the provisions above.

3.3 SECTION HEADINGS. The Section headings contained in this Offer are for reference purposes only and shall not affect the meaning or interpretation of this Offer.

3.4 GOVERNING LAW. This Offer shall be governed by, construed, accepted and enforced in accordance with the laws of the Republic of Poland, without giving effect to conflicts of law principles thereof.

3.5 ASSIGNMENT. This Offer may be accepted by the Company in connection with the subscription by BRE for the New Shares, and by the Selling Shareholders with respect to the purchase by BRE of the existing shares of the Company.

3.6 COUNTERPARTS. For the convenience of the Parties, any number of counterparts of this Offer may be executed by the Parties hereto, and each executed counterpart shall be deemed to be an original instrument.

3.7 STAMP DUTY. In the event any stamp duties or fees ("Stamp Duties") shall become due to the Polish State Treasury as a result of entering into or carrying out any of the transactions contemplated in this Offer, the Parties hereby agree that any such Stamp Duties shall be the joint responsibility of BRE and the Selling Shareholders and shall be paid for fifty (50) per cent by each of BRE and the Selling Shareholders.

IN WITNESS WHEREOF, the undersigned have executed this Irrevocable Offer to Subscribe and Purchase Shares on this 1st day of July, 1999.


BRE BANK S.A.


By: /s/ M. Groszek
   ------------------------------

Name:   M. Groszek
     ----------------------------

Title:  Vice President
      ---------------------------



CONFIRMED AND ACKNOWLEDGED AS RECEIVED BY


NETIA HOLDINGS S.A.


By: /s/ Meir Srebernik
   ------------------------------

Name:   Meir Srebernik
     ----------------------------

Title:  President
      ---------------------------
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                                   SCHEDULE 1

                              LETTER OF ACCEPTANCE


BRE BANK S.A.
Ul. Senatorska 18
P.O. Box 728
00-950 Warszawa

Attention: Wojciech Kostrzewa

         Gentlemen:

         Pursuant to Section 1.2 of the Irrevocable Offer to Subscribe and Purchase Shares, dated July 1, 1999, executed by BRE BANK S.A. (the "Offer") and confirmed as received by NETIA HOLDINGS S.A., we hereby accept the Offer to issue the New Shares (defined in the Offer) to BRE BANK S.A. on the terms and conditions set forth in the Offer and hereby designate, pursuant to the provisions of Section 1.1 of the Offer, the following third parties as the Selling Shareholders to sell shares of the Company to BRE BANK S.A. on the terms and conditions set forth in the Offer:

The Selling Shareholders are:

1._________________;
2._________________;
3._________________;


Dated and signed on this __ day of ____, 1999, by:


NETIA HOLDINGS S.A.


By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------
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                                   SCHEDULE 2

                             FORM OF LOCK-UP LETTER